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CONSENT OF EXPERT

March 9, 2018

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp. (the "Company").

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to Eugene Puritch’s name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including p o st-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

“NI 43-101 Technical Report Preliminary Economic Assessment for the Terronera Project, Jalisco State, Mexico” effective April 3, 2017 and dated May 18, 2017

“NI 43-101 Technical Report Preliminary Economic Assessment for the El Compas Project, Zacatecas State, Mexico” effecitve March 27, 2017 and dated May 11, 2017

Sincerely,

Eugene Puritch, P.Eng., FEC, CET
President